Heliogen, Inc. Announces First Quarter 2022 Financial and Operational Results; Reports Progress on Deployment of Commercial-Scale Solar Energy Systems

Reaffirms 2022 Guidance

PASADENA, CA, May 23, 2022 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrated solar energy technology, today provided its first quarter 2022 financial and operational results and reaffirmed its previously announced guidance for 2022.

First Quarter 2022 Highlights

•Signed full project agreement with Woodside Energy (USA) Inc. (“Woodside”) for the commercial-scale demonstration and deployment of Heliogen’s AI-enabled concentrated solar energy technology
•Entered into a collaboration agreement with Woodside to jointly market Heliogen’s technology in Australia
•Began site preparation and setup for its first full-scale manufacturing facility in Long Beach, California

Recent Highlights

•Finalized and executed a lease for Brenda Solar Energy Zone with U.S. Bureau of Land Management
•Announced partnership with Hanwha Power Systems for the production of a 5 megawatt electric (MWe) next-generation supercritical CO2 power block integrated with high-temperature solid media thermal energy storage designed by Heliogen and to be deployed with the Woodside project
•Reported significant progress in the operationalization of the Long Beach manufacturing facility

Executive Commentary

“Heliogen’s progress in deploying our groundbreaking solar energy technology with world class partners continued at a rapid pace during the first quarter of this year,” said Bill Gross, Founder and Chief Executive Officer of Heliogen. “The momentum we built during 2021 has put us in a great position to maintain our trajectory in 2022 and continue meeting milestones on our path to deployment of solar energy systems for heavy industry. We remain on track to achieve our financial and operational goals this year, which will serve as the foundation for our continued growth in 2023 and beyond.”

“During the first quarter, we finalized and signed the full project agreement with Woodside for our first commercial-scale, single-module 5 MWe facility,” continued Gross. “We continue to make great progress with several other potential customers including global metals and mining company Rio Tinto. I’m also pleased with the discussions taking place with Woodside as we kick off our collaboration effort to jointly market Heliogen’s technology in Australia.”

“On the manufacturing and development side, we have made rapid progress on the build-out of our facility in Long Beach, California. Multiple fully-automated pilot production lines are now operational along with the vast majority of our reliability and testing lab. We remain on track for the main production lines to be operational in the second half of this year. The impressive progress our production team has made on this facility is a testament to their ingenuity and efficiency, which we expect to apply across all manufacturing, installation and operational efforts,” concluded Gross.

2022 Guidance Reaffirmed

Heliogen today also reaffirmed its previously announced 2022 guidance of between two and three modules contracted and $20 - $25 million of revenue. Heliogen believes the number of modules contracted is the most useful indicator of demand for its products and technology at this stage in its lifecycle. Over time, Heliogen expects these contracts to be converted to revenue as the projects are installed, although there is no assurance as to the time period for such conversion.

First Quarter 2022 Financial Results

For the first quarter 2022, Heliogen reported total revenue of $3.5 million, total operating expenses of $30.0 million and net loss of $59.0 million. Heliogen’s net loss was driven primarily by a non-cash provision for contract losses of $33.8 million related to its first commercial-scale facility and non-cash share-based compensation expense of $13.0 million. Heliogen’s Adjusted EBITDA, which excludes these and other impacts, was negative $16.3 million for the first quarter 2022.

Conference Call Information

The Heliogen management team will host a conference call to discuss its first quarter 2022 financial results on Monday, May 23, 2022, at 10:00 a.m. EDT. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 1-877-407-0789 (1-201-689-8563 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website.

About Heliogen

Heliogen is a renewable energy technology company focused on eliminating the need for fossil fuels in heavy industry and powering a sustainable future. Heliogen’s AI-enabled, modular concentrated solar technology aims to cost-effectively deliver near 24/7 carbon-free energy in the form of heat, power, or green hydrogen fuel at scale – for the first time in history. Heliogen was created at Idealab, the leading technology incubator founded by Bill Gross in 1996. For more information about Heliogen, please visit Heliogen.com.

Use of Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Heliogen’s current and historical results: EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our guidance for full-year 2022, the development of our manufacturing and production facilities, maintaining our trajectory in 2022, achieving our financial and operational goals, progress with potential customers and future growth opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iii) our ability to access sources of capital to finance operations, growth and future capital requirements; (iv) our ability to maintain and enhance our products and brand, and to attract and retain customers; (v) our ability to scale in a cost effective manner; (vi) changes in applicable laws or regulations; (vii) the ongoing impacts of the COVID-19 pandemic and the potential impacts of Russia’s invasion of Ukraine on our business; (viii) developments and projections relating to our competitors and industry; (ix) our ability to access sources of capital to finance operations, growth and future capital requirements; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K/A for the annual period ended December 31, 2021 and other documents filed by Heliogen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
Heliogen Investor Contact
Louis Baltimore
Investor Relations
Louis.Baltimore@Heliogen.com
Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen, Inc.
($ in thousands, except share data)
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$63,615	$190,081
Investments, available-for-sale	128,269	32,332
Other current assets	20,973	4,770
Total current assets	212,857	227,183
Non-current assets	43,310	30,265
Total assets	$256,167	$257,448
LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade payables	$2,294	$4,645
Contract liabilities	7,866	513
Contract loss provisions	34,188	397
Other current liabilities	6,266	6,974
Total current liabilities	50,614	12,529
Long-term liabilities	28,250	30,861
Total liabilities	78,864	43,390
Shareholders’ equity	177,303	214,058
Total liabilities, convertible preferred stock, and shareholders’ equity	$256,167	$257,448

Heliogen, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$3,539	$516
Cost of revenue	37,261	516
Gross loss	(33,722)	—

Operating expenses:
Selling, general, and administrative	20,395	2,152
Research and development	9,605	1,608
Total operating expenses	30,000	3,760
Operating loss	(63,722)	(3,760)

Interest income, net	194	40
Gain (loss) on warrant remeasurement	4,026	(303)
Other expense, net	(76)	(33)
Net loss before taxes	(59,578)	(4,056)
Income tax benefit	610	—
Net loss	(58,968)	(4,056)
Other comprehensive loss, net of taxes
Unrealized losses on available-for-sale securities	(379)	(12)
Cumulative translation adjustment	(1)	—
Total comprehensive loss	$(59,348)	$(4,068)

Loss per share
Loss per share – Basic and Diluted	$(0.32)	$(0.42)
Weighted average number of shares outstanding – Diluted	184,031,015	9,763,675

Non-GAAP Financial Measures

EBITDA represents condensed consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA represents EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

The following reconciles net loss to EBITDA and Adjusted EBITDA for the periods as shown:

	Three Months Ended March 31,
$ in thousands	2022	2021
Net loss	$(58,968)	$(4,056)
Adjustments
Interest income, net	(194)	(40)
Income tax benefit	(610)	—
Depreciation and amortization	760	54
EBITDA	$(59,012)	$(4,042)
Adjustments
(Gain) loss on warrant remeasurement(1)	(4,026)	303
Share-based compensation	12,982	211
Provision for contract losses, net(2)	33,766	—
Adjusted EBITDA	$(16,290)	$(3,528)
__________________
(1)Represents the change in fair value on our warrant liabilities for the outstanding warrants that we assumed in our business combination with Athena Technology Acquisition Corp.
(2)Represents contract losses related to three contracts with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized.